EXHIBIT 21.1


                    SUBSIDIARIES OF THE REGISTRANT
                    ------------------------------


Name of the Company                               Place of Incorporation
-------------------                               ----------------------

APP China Specialty Minerals Pte Ltd.             Singapore
Barretts Minerals Inc.                            Delaware
Centre International De Couchage C.I.C. Inc.      Canada
ComSource Trading Ltd.                            Delaware
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.        China
Hi-Tech Specialty Minerals Company Limited        Thailand
Huzhou Minteq Refractory Co. Ltd.                 China
Minerals Technologies Europe N.V.                 Belgium
Minerals Technologies Holdings Ltd.               United Kingdom
Minerals Technologies South Africa (Pty) Ltd.     South Africa
Mintech Canada Inc.                               Canada
Mintech do Brasil Comercio Ltda.                  Brazil
Mintech Japan K.K.                                Japan
Minteq Australia Pty Ltd.                         Australia
Minteq Europe Limited.                            Ireland
Minteq International GmbH                         Germany
Minteq International Inc.                         Delaware
Minteq Italiana S.p.A.                            Italy
Minteq Korea Inc.                                 Korea
Minteq Magnesite Limited                          Ireland
Minteq UK Limited.                                United Kingdom
MTX Finance Inc.                                  Delaware
MTX Finance Ireland                               Ireland
PT Sinar Mas Specialty Minerals                   Indonesia
Specialty Minerals do Brasil Comercio
 e Industria Ltda.                                Brazil
Specialty Minerals FMT K.K.                       Japan
Specialty Minerals France S.A.R.L.                France
Specialty Minerals Inc.                           Delaware
Specialty Minerals Inc. Poland Sp. z o.o.         Poland
Specialty Minerals International Inc.             Delaware
Specialty Minerals Israel Limited                 Israel
Specialty Minerals (Mauritius) Private Limited    Mauritius
Specialty Minerals (Michigan) Inc.                Michigan
Specialty Minerals Nordic Oy Ab                   Finland
Specialty Minerals Philippines, Inc.              Philippines
Specialty Minerals (Portugal) -
 Especialidades Minerais, S.A.                    Portugal
Specialty Minerals, S.A. de C.V.                  Mexico
Specialty Minerals Slovakia, spol. s r.o.         Slovakia
Specialty Minerals South Africa (Pty.) Limited    South Africa
Specialty Minerals (Thailand) Limited             Thailand
Specialty Minerals UK Limited                     United Kingdom
Specialty Pigments (India) Private Limited        India
Synsil Products Inc.                              Delaware
Tecnologias Minerales de Mexico, S.A. de C.V.     Mexico